EXECUTION COPY

AMENDMENT TO AGREEMENT
This AMENDMENT (the “Amendment”) is made as of March 21, 2016, by and among AEGERION Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and the entities listed on Schedule A hereto (collectively, the “Sarissa Group”).
WHEREAS, the Company and the Sarissa Group are parties to that certain Nomination and Standstill Agreement dated as of March 29, 2015 (the “Agreement”);
WHEREAS, the Company and the Sarissa Group desire to amend the Agreement as provided herein and subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Capitalized Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Agreement.
2. Amendment.  The definition of “Standstill Period” set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Standstill Period” shall mean the period beginning on March 29, 2015 and ending on March 21, 2016.
3. Additional Agreements.  As a condition and inducement to the Company’s willingness to enter into this Amendment, the Sarissa Group hereby agrees that it and its Affiliates shall not give notice in accordance with the Company’s bylaws of the nomination of directors or proposal of other business for the 2016 Annual Meeting.
4. Miscellaneous.
4.1           Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. From and after the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby.
4.2           The Agreement, as amended pursuant to this Amendment, and the Confidentiality Agreement, dated as of October 22, 2015, by and among the Company and the Sarissa Group, shall constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof and hereof.
4.3           The provisions of Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14 and 5.15 of the Agreement are incorporated by reference herein mutatis mutandis and this Amendment shall be governed by and construed in accordance with such provisions.
4.4           This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper duly authorized officers as of the day and year first written above.

AEGERION PHARMACEUTICALS, INC.,
by
/s/ Gregory Perry
Name: Gregory Perry
Title: CFO

[Signature Page to Amendment to Settlement Agreement]

SARISSA CAPITAL MANAGEMENT LP,
by
/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: General Counsel

SARISSA CAPITAL DOMESTIC FUND LP,
by
/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL OFFSHORE MASTER FUND LP,
by
/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL FUND GP LP,
by
/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

SARISSA CAPITAL OFFSHORE FUND GP LLC,
by
/s/ Mark DiPaolo
Name: Mark DiPaolo
Title: Authorized Person

[Signature Page to Amendment to Nomination and Settlement Agreement]

SCHEDULE A

SARISSA GROUP
Sarissa Capital Management LP
Sarissa Capital Domestic Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Offshore Fund GP LLC